Exhibit 10.21

AMENDMENT NO. 2 TO SENIOR SECURED NOTE PURCHASE AGREEMENT

THIS AMENDMENT NO. 2 TO SENIOR SECURED NOTE PURCHASE AGREEMENT, dated as of April 3, 2024 (this “Amendment”), is by and between BOLT THREADS, INC., a Delaware corporation (the “Company” or “Issuer”), and GINKGO BIOWORKS, INC. (“Ginkgo”), as investor (the “Investor”).

WITNESSETH

WHEREAS, the Company, Investor and Collateral Agent are party to that certain Senior Secured Note Purchase Agreement, dated as of October 14, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Note Purchase Agreement”, the Note Purchase Agreement as amended by this Amendment, the “Amended Document”);

WHEREAS, the Note Parties have requested that the Investor amend certain terms and conditions of the Note Purchase Agreement; and

WHEREAS, subject to the terms and conditions set forth herein, the Investor has agreed to amend such terms and conditions of the Note Purchase Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1 Definitions; Interpretation.

(a) Terms Defined in Amended Document. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to them in the Amended Document.

(b) Interpretation. The rules of interpretation set forth in Section 1.3 of the Note Purchase Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2 Amendments.

(a) Section 2.4(c) of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Accrued interest in respect of the Notes shall be payable in cash in arrears (i) on each Interest Payment Date and (ii) on the Maturity Date.  On each Interest Payment Date, accrued interest shall be paid entirely in cash; provided that each interest payment made or to be made, as applicable, for the period from and including the Amendment No. 1 Effective Date to but excluding the date of the occurrence of the SPAC Transaction, may, at the option of the Issuer, be paid in kind by capitalizing and adding such accrued interest to the principal of the Notes. On the Maturity Date, all accrued interest shall be paid in cash.”

(b) Section 2.7 of the Note Purchase Agreement is hereby amended by inserting the following “Section 2.07(c)” in the proper alphabetical order:

“(c) Notwithstanding the foregoing, immediately following the occurrence of the SPAC Transaction, the Issuer shall prepay an aggregate principal amount of the Notes equal to the sum of (i) the product of (x) $250,000 and (y) the number of interest payments that were paid in kind by capitalizing and adding accrued interest to the principal of the Notes pursuant to the proviso contained in Section 2.4(c), plus (ii) the amount of accrued but unpaid interest on the principal amount prepaid through the date of such prepayment.”

SECTION 3 Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent (the date on which the following conditions are satisfied or waived, the “Amendment No. 2 Effective Date”):

(a) the Company and Investor shall have executed and delivered this Amendment.

(b) after giving effect to this Amendment, the representations and warranties contained in the Note Purchase Agreement and in each other Note Document are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the date hereof to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date;

(c) after giving effect to this Amendment, no event shall have occurred and be continuing or would result from the consummation of the transactions contemplated herein that would constitute an Event of Default or a Default;

(d) each Note Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary in connection with the transactions contemplated by this Amendment and each other Note Document and each of the foregoing shall be in full force and effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the this Amendment and each other Note Document or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired;

(e) the Company shall have delivered to the Investor an originally executed closing certificate, certifying as to the conditions set forth in Sections 3(b), (c) and (h) of this Amendment;

(f)  on the Amendment No. 2 Effective Date, the Investor shall have received a Solvency Certificate of the chief financial officer or treasurer of the Company substantially in the form of Exhibit G, dated as of the Amendment No. 2 Effective Date;

(g) there shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments pending or, to the Company’s knowledge, threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable judgment of the Investor, singly or in the aggregate, materially impairs any of the other transactions contemplated by this Amendment and each other Note Document, or that would have a Material Adverse Effect;

(h) since December 31, 2023, no event, circumstance or change shall have occurred that has caused or could reasonably be expected to result in, either in any case or in the aggregate, a Material Adverse Effect; and

(i)  all actual and documented reasonable out-of-pocket costs, fees and expenses of Ropes & Gray LLP, as counsel to the Investor, as invoiced on or prior to the date hereof in connection with this Amendment and all documents in connection herewith shall have been paid.

SECTION 4 Miscellaneous.

(a) Continued Effectiveness of the Amended Document and other Note Documents. Each Note Party hereby (i) acknowledges and consents to this Amendment, (ii) confirms and agrees that the Amended Document and each other Note Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Amendment No. 2 Effective Date, all references in any such Note Document to “the Note Purchase Agreement”, the “Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Amended Document shall mean the Note Purchase Agreement as amended by this Amendment, and (iii) confirms and agrees that, to the extent that any such Note Document purports to assign or pledge to the Collateral Agent, for the benefit of the Investor, or to grant to the Collateral Agent, for the benefit of the Investor, a security interest in or Lien on any Collateral as security for the Obligations of the Note Parties from time to time existing in respect of the Amended Document and the other Note Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects. This Amendment does not and shall not affect any of the obligations of the Note Parties, other than as expressly provided herein, including, without limitation, the Note Parties’ obligations to repay the Loans in accordance with the terms of Amended Document or the obligations of the Note Parties under any Note Document to which they are a party, all of which obligations shall remain in full force and effect. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Collateral Agent or Investor under the Amended Document or any other Note Document nor constitute a waiver of any provision of the Amended Document or any other Note Document.

(b) Note Document Pursuant to Note Purchase Agreement. This Amendment is a Note Document executed pursuant to the Note Purchase Agreement and each other Note Document and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Amended Document, as amended hereby.

(c) Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(d) Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(e) Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof.

(f)   Release. Each of the Note Parties, for itself and its successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents, heirs and executors, as applicable, hereby fully and unconditionally releases Investor, and its directors, officers, employees, subsidiaries, affiliates, attorneys, agents, representatives, successors and assigns (collectively, the “Released Parties”) from any and all claims, causes of action, costs or demands of whatever kind or nature, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, or matured or unmatured, which any Note Party may have had against the Released Parties by reason of any act or omission on the part of the Released Parties occurring prior to the date hereof, in each case regarding or relating to this Amendment, the Amended Document or the other Note Documents (collectively, the “Released Matters”); provided, that Released Matters shall not include any claims, causes of action, costs or demands of whatever kind or nature, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, or matured or unmatured, resulting primarily from the gross negligence or willful misconduct of the Released Parties, as determined by a court of competent jurisdiction in a final and non-appealable judgment or order. Each of the Note Parties represents and warrants that (i) it has no knowledge of any such claims by it against the Released Parties and (ii) that the foregoing constitutes a full and complete release of all such claims.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

GINKGO BIOWORKS, INC.,
as Investor

By:	/s/ Jason Kelly
	Name:	Jason Kelly
	Title:	Chief Executive Officer

[Signature Page to Second Amendment]

BOLT THREADS, INC.
as Issuer

By:	/s/ Randy Befumo
	Name:	Randy Befumo
	Title:	Chief Financial Officer

[Signature Page to Second Amendment]